                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NEWS RELEASE

January 17, 2002                              For Further Information Contact:
                                              L. Nash Allen, Jr. (662) 680-2330
                                              Gary C. Bonds,  (662) 680-2332

               BANCORPSOUTH, INC. REPORTS FOURTH QUARTER EARNINGS

BancorpSouth, Inc. (NYSE:BXS) today announced that an unusually strong mortgage refinancing market, increased value of its mortgage servicing asset, increased gains from the sale of investment securities and an increase in its net interest margin all contributed to an increase in net income for the fourth quarter ended December 31, 2001, compared to the fourth quarter of 2000. Net income for the fourth quarter ended December 31, 2001, was $31.3 million or $0.39 and $0.38 per share (basic and diluted, respectively), compared to $12.3 million or $0.15 per share (basic and diluted) for the same period of 2000, an increase of 153.3% in diluted earnings per share.

The magnitude of the increase in net income and earnings per share during the fourth quarter of 2001 over the fourth quarter of 2000 was impacted by the $10.6 million reduction in net income ($0.13 per share) in the fourth quarter of 2000 related to restructuring and other merger-related charges incurred as a result of the merger with First United Bancshares in 2000. Excluding these charges from fourth quarter 2000 results, diluted earnings per share increased 35.7% in the fourth quarter of 2001 compared to the fourth quarter of 2000.

Net income for the year ended December 31, 2001, was $98.5 million, or $1.19 per share (basic and diluted), compared to net income of $74.4 million, or $0.88 per share (basic and diluted) for 2000. Excluding merger-related items, net income in 2000 was $96.9 million or $1.14 per diluted share. Compared to these adjusted results for 2000, net income per diluted share increased 4.4% in 2001.

Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth commented, "After 11 rate reductions in the Federal Reserve's key interest rates over the course of 2001, totaling 475 basis points, retail banking institutions are feeling considerable pressure on interest margins. In this environment, we are pleased to report that our net interest margin increased to 4.11% in the recent quarter, from 4.00% for the third quarter of 2001. Our interest rate spread also increased to 3.53% for the fourth quarter of 2001, compared to 3.35% for the third quarter of 2001. We expect to continue to see the benefit from declining deposit costs on our net interest margin and interest rate spread. However, while many of our loans repriced immediately as key interest rates dropped during 2001, many of our deposits reprice over a longer term. Thus it will take time to realize the benefit of repricing these deposits on our net interest margin and interest rate spread.

"Our mortgage business had a remarkable quarter, both in new mortgage loans originated and in the refinancing of mortgages by existing customers who took advantage of the decline in interest rates for mortgage loans. In addition to contributing current income, the high level of new mortgage loan originations contributes to future earnings by building our mortgage servicing portfolio. This business does, however, add volatility to our earnings because of non-cash charges or credits associated with revaluing our mortgage servicing asset as interest rates change. In the fourth quarter of 2001, revenue from mortgage activities reflected the combined impact of increased mortgage loan originations and the increased value of our mortgage servicing asset. We believe that this business adds value for our shareholders in the long term, despite the short-term earnings volatility it creates.

"A major goal for the BancorpSouth in 2001 was to complete the conversion of the former First United Bancshares offices to BancorpSouth systems in a process that would be seamless from our customers point of view and to accomplish it without loss of market share," continued Patterson, "and we were successful. We have completed the product realignment and data processing conversion, which will enhance the efficiency of the combined operation. We have introduced the full BancorpSouth product line at the former First United offices, broadening the products and services offered at those locations, and we will be implementing the BancorpSouth sales management system in those offices throughout the first quarter of 2002 as we focus on increasing sales."

In November 2001, BancorpSouth announced a merger agreement with Pinnacle Bancshares, which operates two full-service banking locations in the Little Rock, Arkansas market. The transaction is expected to close in February 2002. "This merger will be a significant addition to our Arkansas operation," Patterson added, "and we look forward to expanding the BancorpSouth product line to these offices."

"Looking forward, we do not expect to see the percentage gain in net income in future quarters that we recorded in the most recent quarter, but we do expect to realize an increase in net interest rate spread as we are able to reprice our deposits. Our market share has increased as we have moved aggressively to expand our market share in growth markets and increase our dominance where we already have a significant market share. We attribute our success to the quality of our service, as well as superior sales effort and sales management. BancorpSouth provides the service level of traditional relationship banking, neglected by many larger banks, while offering a sophisticated array of products that smaller banks cannot provide," concluded Patterson.

NET INTEREST REVENUE

Interest revenue was $157.0 million in the fourth quarter of 2001, down 12.0% from $178.4 million in the corresponding period of 2000, and down 4.9% from $165.0 million in the third quarter of 2001. Interest expense for the 2001 fourth quarter was $69.3 million, a 27.5% decrease from interest expense of $95.6 million in the same period of 2000, and a decline of 13.9% from interest expense of $80.5 million in the third quarter of 2001.

Net interest margin in the fourth quarter of 2001 was 4.11%, compared to 4.03% for the fourth quarter of 2000 and 4.00% in the third quarter of 2001. The average rate paid on interest-bearing liabilities was 3.73% in the fourth quarter of 2001, compared to 5.30% in the same quarter of 2000 and 4.35% in the third quarter of 2001. The average taxable equivalent yield on earning assets was 7.26% in the fourth quarter of 2001 versus 8.52% in the same period of 2000 and 7.70% in the third quarter of 2001.

"Through careful pricing of assets and liabilities, we were able to improve both our interest rate margin and spread compared to the third quarter of 2001 despite the unprecedented decline in short-term rates in 2001," commented Patterson. "Because a large volume of our deposits reprice in twelve months or less, we expect to see continued improvement in the interest rate spread."

DEPOSIT AND LOAN ACTIVITY

As of December 31, 2001, total assets were $9.4 billion, up 3.9% since December 31, 2000, and relatively unchanged from the level at September 30, 2001. Total deposits at December 31, 2001, were $7.9 billion, up 5.0% from December 31, 2000, and increased marginally from September 30, 2001. Net loans as of December 31, 2001, were $6.1 billion, essentially the same as the levels at December 31, 2000, and September 30, 2001.

Deposit growth in the fourth quarter was restricted through less aggressive pricing as loan demand slowed. BancorpSouth is a deposit-funded bank, operating in markets that continue to provide funding for loans as needed, and the growth of deposits is managed to correspond with demand for loans. Slower loan growth reflects general weakness in the economy of many of the markets served by BancorpSouth. In addition, part of the slowdown in loan growth is due to management's strategic decision to reduce BancorpSouth's exposure to indirect automobile sales financing by allowing its portfolio of such loans to decline. This portfolio has decreased $113.9 million since December 31, 2000, and $27.4 million since September 30, 2001, reaching $146.4 million as of December 31, 2001. Excluding the impact of this portfolio reduction, total loans would have increased 2.6% on an annualized basis between September 30, 2001 and December 31, 2001.

CREDIT LOSSES

The provision for credit losses in the fourth quarter of 2001 was $6.5 million, versus $5.5 million in the same quarter of 2000, and $6.9 million in the third quarter of 2001. Annualized net charge-offs for the fourth quarter of 2001 were 0.40% of average loans, versus 0.19% in the fourth quarter of 2000 and 0.34% in the third quarter of 2001.

For the twelve months ended December 31, 2001, the provision for credit losses was $22.3 million, down from $26.2 million in the same period of 2000. Net charge-offs were 0.35% of average loans in 2001, compared to 0.34% of average loans in 2000.

Non-performing assets totaled $59.6 million (0.98% of net loans) as of December 31, 2001, compared to $50.1 million (0.82% of net loans) as of December 31, 2000, and $62.2 million (1.03% of net loans) at September 30, 2001. The allowance for credit losses amounted to 1.37% of net loans at December 31, 2001, compared to 1.34% of net loans at December 31, 2000.

"We continue to adhere to our traditional high standards for credit quality, which we apply both at the time of origination and throughout the life of the loan," Patterson commented. "In addition, BancorpSouth is buffered somewhat from the impact of an economic downturn by the diversity of markets and businesses we serve, operating in six states and serving a variety of industries including manufacturing, distribution and tourism. While we see a little softening in some markets, our credit quality remains extremely strong overall."

NON-INTEREST REVENUE

Non-interest revenue totaled $42.0 million in the fourth quarter of 2001, up 317.4% from $10.1 million in the fourth quarter of 2000 and up 56.9% from $26.7 million in the third quarter of 2001. For 2001, non-interest revenue totaled $128.6 million, an increase of 50.3% over 2000. Excluding net securities gains (losses), non-interest income increased 49.2% in the fourth quarter of 2001 compared to the same period in 2000, and increased 16.6% for the year 2001 compared to 2000.

"Non-interest revenue in the fourth quarter of 2001 reflects the strength of our mortgage business," Patterson stated. "With mortgage rates low, we saw a high level of new mortgage loan originations as well as significant increases in refinancing of existing mortgage loans. At the same time, as mortgage rates began to increase during the fourth quarter of 2001, part of the charge for impairment of our mortgage servicing asset recognized in previous periods was reversed. In the fourth quarter of 2001, we had continued the strategy used in the third quarter of 2001 of making a short-term investment in intermediate-term securities to offset the anticipated impairment charge. Because of the timing of these events, we recognized a gain of $3.6 million on the sale of the short-term investment in the fourth quarter of 2001, and benefited from the reversal during the fourth quarter of 2001 of $4.5 million in previously recorded impairment charges to our mortgage servicing asset as mortgage rates increased, profiting on both sides."

Insurance commissions were $5.3 million for the fourth quarter of 2001, an increase of 8.6% over the same period in 2000 and an increase of 2.3% from the third quarter of 2001. For 2001, insurance commissions totaled $20.4 million, a gain of 27.4% over the 2000 level. The gain is largely attributable to a significant increase in the sale of annuities, which was driven by an aggressive sales campaign, as well as the inclusion of the results of the Pittman, Seay and Turner Insurance Agency for the full year of 2001. BancorpSouth acquired this agency in October 2000 in a transaction accounted for as a purchase.

NON-INTEREST EXPENSE

Non-interest expenses for the fourth quarter of 2001 were $76.0 million, compared to $69.7 million for the fourth quarter of 2000 and $73.3 million in the third quarter of 2001. The modest increase in expense for the fourth quarter of 2001 over the third quarter of 2001 reflects management's continued effort to reduce non-interest expense. This effort will be intensified now that the integration of First United Bancshares has been completed.

CAPITAL MANAGEMENT

During the fourth quarter of 2001, BancorpSouth repurchased a total of 235,300 shares of its outstanding common stock under a repurchase program announced on March 5, 2001. The repurchase program authorizes BancorpSouth to acquire up to
4.2 million shares or approximately 5% of the shares outstanding at the time of the announcement. As of December 31, 2001, a total of 2,965,115 shares had been repurchased under the repurchase program.

CONFERENCE CALL

BancorpSouth will conduct a conference call with analysts at 1:30 p.m. (Central
Time) on January 18, 2002. Investors may listen via the internet by accessing our website at www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website following the call.

BancorpSouth, Inc. is a bank holding company headquartered in Tupelo, Mississippi with $9.4 billion in assets. BancorpSouth operates approximately 250 commercial banking, insurance, trust, broker/dealer and consumer finance locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," believe," "estimate," "expect," "may," "might," "will," "would" or "intend." These forward-looking statements include, without limitation, those relating to interest rates, net income, loan volume, credit quality, interest rate margin, interest rate spread, market share, the transaction with Pinnacle Bancshares, expansion and prospects of products and services, deposits, credit losses, non-interest expense, liquidity, prospects for 2001 and 2002, mortgage servicing and BancorpSouth's future growth and profitability.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates, ability to reduce interest rates paid on deposits as interest rates decline, laws and regulations affecting financial institutions, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to effectively integrate acquisitions, the ability of BancorpSouth to operate and integrate new technology, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to provide competitive services and products, changes in BancorpSouth's operating or expansion strategy, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to effectively market its services and products, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in

BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Selected Financial Data

                                                                   Three Months Ended                   Twelve Months Ended
                                                                     December 31,                           December 31,
                                                                2001               2000               2001               2000
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue                                        $    87,782        $    82,799        $   334,742        $   327,152
Provision for credit losses                                       6,542              5,497             22,259             26,166
Noninterest revenue                                              41,959             10,052            128,633             85,578
Noninterest expense                                              75,950             69,665            295,313            274,227
Income before income taxes                                       47,249             17,689            145,803            112,337
Income tax provision                                             15,935              5,414             47,340             37,941
Net income                                                       31,314             12,275             98,463             74,396
Earning per share: Basic                                    $      0.39        $      0.15        $      1.19        $      0.88
                 Diluted:                                   $      0.38        $      0.15        $      1.19        $      0.88

Balance sheet data at December 31:
Total assets                                                                                      $ 9,395,429        $ 9,044,034
Total earning assets                                                                                8,693,932          8,394,276
Loans and lease receivables, net of unearned discount                                               6,073,200          6,095,315
Allowance for credit losses                                                                            83,150             81,730
Total deposits                                                                                      7,856,840          7,480,920
Common shareholders' equity                                                                           805,403            789,576
Book value per share                                                                                     9.92               9.39

Average balance sheet data:
Total assets                                                $ 9,348,448        $ 9,062,617        $ 9,261,912        $ 8,756,474
Total earning assets                                          8,742,695          8,472,086          8,651,908          8,186,637
Loans and lease receivables, net of unearned discount         6,044,338          6,042,673          6,010,840          5,791,569
Total deposits                                                7,766,672          7,444,430          7,693,734          7,272,999
Common shareholders' equity                                     807,661            773,323            796,706            761,884

Non-performing assets at December 31:
Non-accrual loans                                                                                 $    10,825        $    15,572
Loans 90+ days past due                                                                                33,012             25,732
Restructured loans                                                                                         40                879
Other real estate owned                                                                                15,755              7,893

Net charge-offs as a percentage
    of average loans (annualized)                                  0.40%              0.19%              0.35%              0.34%

Performance ratios (annualized)
Return on average assets                                           1.33%              0.54%              1.06%              0.85%
Return on common equity                                           15.38%              6.35%             12.36%              9.76%

Net interest margin                                                4.11%              4.03%              4.00%              4.14%

Average shares outstanding - diluted                         81,605,806         84,264,285         82,979,286         84,811,079

BancorpSouth, Inc.
Consolidated Balance Sheets
(dollars in thousands)

(Unaudited)                                                December 31, 2001     December 31, 2000
Assets
Cash & due from banks                                         $   341,513           $   314,888
Interest bearing deposits with
   other banks                                                     18,030                11,687
Held-to-maturity securities                                     1,110,463             1,189,129
Federal funds sold and securities
   purchased under agreement
    to resell                                                     343,511               212,925

Loans & leases                                                  6,073,200             6,095,315
   Allowance for credit losses                                    (83,150)              (81,730)
Net loans & leases                                              5,990,050             6,013,585

Available-for-sale securities                                   1,083,191               857,400
Mortgages held for sale                                            65,537                27,820
Bank premises & equipment                                         211,576               197,898
Accrued interest receivable                                        85,359                89,605
Other real estate owned                                            16,140                 7,892
Other assets                                                      130,059               121,205
   Total assets                                               $ 9,395,429           $ 9,044,034
Liabilities
Demand deposits:
 Non-interest bearing                                         $ 1,108,499           $ 1,009,808
 Interest bearing                                               2,158,698             1,682,278
 Total demand deposits                                          3,267,197             2,692,086
Savings & time deposits:
 Savings                                                          910,682               924,591
 Certificates of deposit                                        3,678,961             3,864,243
 Total savings & time deposits                                  4,589,644             4,788,835
 Total deposits                                                 7,856,840             7,480,920
Federal funds purchased and
   securities sold under
    agreement to repurchase                                       473,912               503,427
Accrued interest payable                                           31,124                40,611
Long-term debt                                                    140,939               152,049
Other liabilities                                                  87,211                77,451
   Total liabilities                                            8,590,026             8,254,458
Shareholders' Equity
Common stock                                                      214,484               214,484
Capital surplus                                                    70,329                70,841
Unrealized gain(loss) on
   securities                                                      24,243                15,202
Retained earnings                                                 566,639               515,599
 Less: Cost of treasury stock                                     (70,292)              (26,550)
   Total shareholders' equity                                     805,403               789,576
   Total liabilities &
    shareholders' equity                                      $ 9,395,429           $ 9,044,034

BancorpSouth, Inc.
Consolidated Statements of Income
(amounts in thousands, except per share data)

(Unaudited)                                                  Year To Date
                                                                Dec-01              Dec-00
Interest Revenue:
Loans, including fees                                         $  518,206          $  529,192
Held-to-maturity
  securities:                                                     67,084              64,756
Available-for-sale
  securities                                                      59,346              72,582
Short term investments                                            21,199               7,505
  Total interest revenue                                         665,835             674,035
Interest Expense:
Deposits                                                         300,838             310,365
Short term borrowings                                             10,909              24,754
Long term borrowings                                               8,640               9,775
Other interest expense                                            10,706               1,989
  Total interest expense                                         331,093             346,883
   Net interest revenue                                          334,742             327,152
Provision for credit
  losses                                                          22,259              26,166
    Net interest revenue,
    after credit loss
    provision                                                    312,483             300,986
Other Revenue:
Mortgage lending                                                  17,186              10,874
Service charges                                                   42,759              40,472
Life insurance premiums                                            4,528               4,300
Trust income                                                       6,929               6,700
Securities gains, net                                             10,671             (15,632)
Insurance commissions                                             20,422              16,034
Other                                                             26,138              22,830
  Total other revenue                                            128,633              85,578
Other Expense:
Salaries and employee
  benefits                                                       155,680             133,855
Occupancy                                                         20,529              18,343
Equipment                                                         26,799              24,137
Telecommunications                                                 8,693               7,234
Other                                                             83,612              90,658
  Total other expense                                            295,313             274,227
  Income before
  income taxes                                                   145,803             112,337
Income tax expense                                                47,340              37,941
  Net Income                                                  $   98,463          $   74,396
Net Income Per Share:
  Basic                                                       $     1.19          $     0.88
 Diluted                                                      $     1.19          $     0.88

BancorpSouth, Inc.
Consolidated Statements of Income
(amounts in thousands, except per share data)

(Unaudited)                                             Quarter Ended
                                        Dec-01             Sep-01              Jun-01             Mar-01              Dec-00
Interest Revenue:
Loans, including fees                 $ 121,626          $ 128,049           $ 131,794          $ 136,737           $ 140,892
Held-to-maturity
   securities:                           16,706             17,697              16,630             16,051              18,141
Available-for-sale
   securities                            14,771             14,749              14,240             15,586              16,177
Short term investments                    3,933              4,487               7,013              5,767               3,185
   Total interest revenue               157,036            164,982             169,677            174,140             178,395
Interest Expense:
Deposits                                 63,060             73,071              80,763             83,944              84,709
Short term borrowings                     1,571              2,700               3,082              3,557               7,007
Long term borrowings                      2,100              2,105               2,171              2,265               2,378
Other interest expense                    2,523              2,671               2,737              2,776               1,502
   Total interest expense                69,254             80,545              88,754             92,541              95,596
   Net interest revenue                  87,782             84,436              80,924             81,599              82,799
Provision for credit
  losses                                  6,542              6,852               4,769              4,096               5,497
   Net interest revenue,
    after credit loss
    provision                            81,240             77,584              76,155             77,503              77,300
Other Revenue:
Mortgage lending                         12,913             (1,462)              7,068             (1,333)              1,900
Service charges                          11,041             10,469              10,906             10,342              10,927
Life insurance premiums                   1,155              1,151               1,127              1,094               1,116
Trust income                              1,613              2,022               1,610              1,684               1,625
Securities gains, net                     3,770              3,943                  74              2,884             (15,549)
Insurance commissions                     5,262              5,146               5,405              4,608               4,845
Other                                     6,205              5,464               5,800              8,670               5,188
   Total other revenue                   41,959             26,734              31,991             27,949              10,052
Other Expense:
Salaries and employee
  benefits                               41,451             37,084              38,425             38,721              33,845
Occupancy                                 5,132              5,263               5,005              5,129               4,838
Equipment                                 6,382              6,442               6,943              7,032               6,960
Telecommunications                        2,143              2,244               2,123              2,182               2,041
Other                                    20,842             22,253              20,751             19,767              21,981
   Total other expense                   75,950             73,285              73,246             72,832              69,665
   Income before
    income taxes                         47,249             31,033              34,899             32,620              17,689
Income tax expense                       15,935              9,450              11,654             10,300               5,414
   Net Income                         $  31,314          $  21,583           $  23,246          $  22,319           $  12,275
Net Income Per Share:
   Basic                              $    0.39          $    0.26           $    0.28          $    0.27           $    0.15
  Diluted                             $    0.38          $    0.26           $    0.28          $    0.27           $    0.15

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
 and Average Yields and Rates
(dollars in thousands)
Unaudited

                                          Quarter Ended
                                        December 31, 2001
                                             Average                                        Yield/
(Taxable equivalent basis)                   Balance              Interest                   Rate
ASSETS
Loans net of Unearned Income               $ 6,114,950          $   121,938                 7.91%
Held-to-maturity securities:
   Taxable                                     925,219               14,155                 6.07%
   Non Taxable                                 204,945                3,925                 7.60%
Available-for-sale securities
   Taxable                                     889,326               12,617                 5.63%
   Non Taxable                                 192,026                3,314                 6.85%
Short term investments                         416,228                3,933                 3.75%
   Total interest earning
    assets and revenue                       8,742,694              159,882                 7.26%
Other assets                                   689,115
Less: allowance for credit losses              (83,361)
   Total                                    $9,348,448

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
   Demand - interest bearing               $ 2,045,838          $    10,089                 1.96%
   Savings                                     881,196                5,838                 2.63%
   Time                                      3,806,071               47,133                 4.91%
Short-term borrowings                          497,747                4,094                 3.26%
Long-term debt                                 141,036                2,100                 5.91%
   Total interest bearing
    liabilities and expense                  7,371,888               69,254                 3.73%
Demand deposits -
   non-interest bearing                      1,033,567
Other liabilities                              135,332
   Total liabilities                         8,540,787
Shareholders' equity                           807,661
   Total                                   $ 9,348,448
Net interest revenue                                            $    90,628
Net interest margin                                                                         4.11%
Net interest rate spread                                                                    3.53%
Interest bearing liabilities to
   interest earning assets                                                                  84.3%

Net interest tax equivalent adjustment                          $     2,846

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
  and Average Yields and Rates
(dollars in thousands)
Unaudited

                                                   Quarter Ended
                                                 September 30, 2001
                                                      Average                                         Yield/
(Taxable equivalent basis)                            Balance                Interest                  Rate
ASSETS
Loans net of Unearned Income                        $ 6,054,016            $   128,367                 8.41%
Held-to-maturity securities:
   Taxable                                            1,005,116                 15,086                 5.95%
   Non Taxable                                          207,277                  4,017                 7.69%
Available-for-sale securities
   Taxable                                              831,339                 12,559                 5.99%
   Non Taxable                                          190,362                  3,368                 7.02%
Short term investments                                  365,195                  4,487                 4.87%
   Total interest earning
     assets and revenue                               8,653,305                167,884                 7.70%
Other assets                                            686,603
Less: allowance for credit losses                       (81,651)
   Total                                            $ 9,258,257

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
   Demand - interest bearing                        $ 1,921,604            $    12,952                 2.67%
   Savings                                              872,486                  6,303                 2.87%
   Time                                               3,899,185                 53,816                 5.48%
Short-term borrowings                                   511,342                  5,370                 4.17%
Long-term debt                                          141,323                  2,105                 5.91%
   Total interest bearing
     liabilities and expense                          7,345,940                 80,546                 4.35%
Demand deposits -
   non-interest bearing                               1,006,233
Other liabilities                                       116,684
   Total liabilities                                  8,468,857
Shareholders' equity                                    789,400
   Total                                            $ 9,258,257
Net interest revenue                                                       $    87,338
Net interest margin                                                                                    4.00%
Net interest rate spread                                                                               3.35%
Interest bearing liabilities to
   interest earning assets                                                                             84.9%

Net interest tax equivalent adjustment                                     $     2,901

BancorpSouth, Inc.
Average Balances, Interest Income and Expense, and Average Yields and Rates

(dollars in thousands)                                                   Quarter Ended
Unaudited                                                                June 30, 2001
                                                                            Average                                  Yield/
(Taxable equivalent basis)                                                  Balance             Interest              Rate
ASSETS
Loans net of Unearned Income                                             $  6,024,236          $  132,119            8.80%
Held-to-maturity securities:
  Taxable                                                                     908,896              13,964            6.16%
  Non Taxable                                                                 214,305               4,103            7.68%
Available-for-sale securities
  Taxable                                                                     767,913              12,056            6.30%
  Non Taxable                                                                 182,598               3,360            7.38%
Short term investments                                                        572,207               7,013            4.92%
  Total interest earning
    assets and revenue                                                      8,670,155             172,615            7.99%
Other assets                                                                  689,128
Less:  allowance for credit losses                                            (80,425)
    Total                                                                $  9,278,858

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                                              $  1,830,983          $   13,345            2.92%
  Savings                                                                     889,841               9,013            4.06%
  Time                                                                      3,971,149              58,405            5.90%
Short-term borrowings                                                         512,104               5,819            4.56%
Long-term debt                                                                146,321               2,171            5.95%
  Total interest bearing
    liabilities and expense                                                 7,350,398              88,753            4.84%
Demand deposits -
  non-interest bearing                                                      1,002,588
Other liabilities                                                             126,115
  Total liabilities                                                         8,479,101
Shareholders' equity                                                          799,757
  Total                                                                  $  9,278,858
Net interest revenue                                                                           $   83,862
Net interest margin                                                                                                  3.88%
Net interest rate spread                                                                                             3.14%
Interest bearing liabilities to
   interest earning assets                                                                                          84.78%

Net interest tax equivalent adjustment                                                         $    2,938

BancorpSouth, Inc.
Average Balances, Interest Income and Expense, and Average Yields and Rates

(dollars in thousands)                                                 Quarter Ended
Unaudited                                                              March 31, 2001
                                                                            Average                                   Yield/
(Taxable equivalent basis)                                                  Balance              Interest              Rate
ASSETS
Loans net of Unearned Income                                             $  6,063,946           $  137,055            9.17%
Held-to-maturity securities:
  Taxable                                                                     842,693               13,212            6.36%
  Non Taxable                                                                 232,636                4,366            7.61%
Available-for-sale securities
  Taxable                                                                     838,410               13,616            6.59%
  Non Taxable                                                                 155,988                3,031            7.88%
Short term investments                                                        405,553                5,767            5.77%
  Total interest earning
    assets and revenue                                                      8,539,226              177,047            8.41%
Other assets                                                                  701,784
Less:  allowance for credit losses                                            (80,953)
    Total                                                                $  9,160,057

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                                              $  1,770,537           $   14,340            3.28%
  Savings                                                                     896,888               10,685            4.83%
  Time                                                                      3,975,219               58,918            6.01%
Short-term borrowings                                                         490,736                6,333            5.23%
Long-term debt                                                                151,870                2,265            6.05%
  Total interest bearing
    liabilities and expense                                                 7,285,250               92,541            5.15%
Demand deposits -
  non-interest bearing                                                        969,793
Other liabilities                                                             115,122
  Total liabilities                                                         8,370,165
Shareholders' equity                                                          789,892
  Total                                                                  $  9,160,057
Net interest revenue                                                                            $   84,506
Net interest margin                                                                                                   4.01%
Net interest rate spread                                                                                              3.26%
Interest bearing liabilities to
   interest earning assets                                                                                           85.32%

Net interest tax equivalent adjustment                                                          $    2,907

BancorpSouth, Inc.
Average Balances, Interest Income and Expense, and Average Yields and Rates

(dollars in thousands)                                                   Quarter Ended
Unaudited                                                              December 31, 2000
                                                                            Average                                  Yield/
(Taxable equivalent basis)                                                  Balance              Interest             Rate
ASSETS
Loans net of Unearned Income                                             $  6,073,609           $  141,295            9.25%
Held-to-maturity securities:
  Taxable                                                                     889,349               14,114            6.31%
  Non Taxable                                                                 327,673                6,195            7.52%
Available-for-sale securities
  Taxable                                                                     913,866               15,271            6.65%
  Non Taxable                                                                  69,280                1,394            8.00%
Short term investments                                                        198,310                3,185            6.39%
  Total interest earning
    assets and revenue                                                      8,472,087              181,454            8.52%
Other assets                                                                  670,163
Less:  allowance for credit losses                                            (79,633)
    Total                                                                $  9,062,617

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                                              $  1,668,090           $   13,960            3.33%
  Savings                                                                     904,717               11,888            5.23%
  Time                                                                      3,883,979               58,861            6.03%
Short-term borrowings                                                         567,066                8,509            5.97%
Long-term debt                                                                157,786                2,378            6.00%
  Total interest bearing
    liabilities and expense                                                 7,181,638               95,596            5.30%
Demand deposits -
  non-interest bearing                                                        987,644
Other liabilities                                                             120,012
  Total liabilities                                                         8,289,294
Shareholders' equity                                                          773,323
  Total                                                                  $  9,062,617
Net interest revenue                                                                            $   85,858
Net interest margin                                                                                                   4.03%
Net interest rate spread                                                                                              3.23%
Interest bearing liabilities to
   interest earning assets                                                                                           84.77%

Net interest tax equivalent adjustment                                                          $    3,060

BancorpSouth, Inc.
Average Balances, Interest Income and Expense, and Average Yields and Rates

(dollars in thousands)                                                  Year to Date
Unaudited                                                             December 31, 2001
                                                                           Average                                   Yield/
(Taxable equivalent basis)                                                 Balance               Interest             Rate
ASSETS
Loans net of Unearned Income                                             $  6,064,399           $  519,479            8.57%
Held-to-maturity securities:
  Taxable                                                                     920,939               56,417            6.13%
  Non Taxable                                                                 214,694               16,411            7.64%
Available-for-sale securities
  Taxable                                                                     831,885               50,848            6.11%
  Non Taxable                                                                 180,370               13,073            7.25%
Short term investments                                                        439,621               21,200            4.82%
  Total interest earning
    assets and revenue                                                      8,651,908              677,428            7.83%
Other assets                                                                  691,608
Less:  allowance for credit losses                                            (81,604)
    Total                                                                $  9,261,912

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                                              $  1,893,075           $   50,726            2.68%
  Savings                                                                     885,025               31,839            3.60%
  Time                                                                      3,912,405              218,272            5.58%
Short-term borrowings                                                         503,024               21,616            4.30%
Long-term debt                                                                145,097                8,641            5.96%
  Total interest bearing
    liabilities and expense                                                 7,338,626              331,094            4.51%
Demand deposits -
  non-interest bearing                                                      1,003,229
Other liabilities                                                             123,351
  Total liabilities                                                         8,465,206
Shareholders' equity                                                          796,706
  Total                                                                  $  9,261,912
Net interest revenue                                                                            $  346,334
Net interest margin                                                                                                   4.00%
Net interest rate spread                                                                                              3.32%
Interest bearing liabilities to
   interest earning assets                                                                                           84.82%

Net interest tax equivalent adjustment                                                          $   11,592

BancorpSouth, Inc.
Average Balances, Interest Income and Expense, and Average Yields and Rates

(dollars in thousands)                                                   Year to Date
Unaudited                                                              December 31, 2000
                                                                            Average                                  Yield/
(Taxable equivalent basis)                                                  Balance              Interest             Rate
ASSETS
Loans net of Unearned Income                                             $  5,831,030           $  530,730            9.10%
Held-to-maturity securities:
  Taxable                                                                     796,125               49,086            6.17%
  Non Taxable                                                                 325,027               24,108            7.42%
Available-for-sale securities
  Taxable                                                                   1,040,026               68,581            6.59%
  Non Taxable                                                                  73,829                6,154            8.34%
Short term investments                                                        120,601                7,505            6.22%
  Total interest earning
    assets and revenue                                                      8,186,637              686,164            8.38%
Other assets                                                                  646,879
Less:  allowance for credit losses                                            (77,042)
    Total                                                                $  8,756,474

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing                                              $  1,672,466           $   54,226            3.24%
  Savings                                                                     874,707               38,947            4.45%
  Time                                                                      3,758,002              217,191            5.78%
Short-term borrowings                                                         454,089               26,742            5.89%
Long-term debt                                                                164,681                9,776            5.94%
  Total interest bearing
    liabilities and expense                                                 6,923,945              346,882            5.01%
Demand deposits -
  non-interest bearing                                                        967,823
Other liabilities                                                             102,821
  Total liabilities                                                         7,994,589
Shareholders' equity                                                          761,884
  Total                                                                  $  8,756,474
Net interest revenue                                                                            $  339,282
Net interest margin                                                                                                   4.14%
Net interest rate spread                                                                                              3.37%
Interest bearing liabilities to
   interest earning assets                                                                                           84.58%

Net interest tax equivalent adjustment                                                          $   12,131